SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, DC 20549

                                 FORM 8-A


            FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                 PURSUANT TO SECTION 12(b) OR (g) OF THE
                     SECURITIES EXCHANGE ACT OF 1934


              FIRST TRUST EXCHANGE-TRADED ALPHADEX(TM) FUND
-------------------------------------------------------------------------------
         (Exact name of registrant as specified in its charter)


              MASSACHUSETTS                           20-5536216
                                                      20-5536701
                                                      20-5536939
                                                      20-5537108
                                                      20-5537344
                                                      20-5537771
                                                      20-5538090
                                                      20-5538411
                                                      20-5538486
                                                      20-8689204
                                                      20-8689316
                                                      20-8689409
                                                      20-8689490
                                                      20-8689652
                                                      20-8689778
                                                      20-8689863
---------------------------------------- --------------------------------------
(State of Incorporation or Organization) (I.R.S. Employer Identification No.)


1001 Warrenville Road, Suite 300, Lisle, Illinois           60532
-------------------------------------------------      -----------------
    (Address of Principal Executive Offices)              (Zip Code)


If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box.--
[X]


If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box.--
[ ]


Securities Act registration statement file number to which this form relates: 333-140895.


Securities to be registered pursuant to Section 12(b) of the Act:

                   TITLE OF EACH CLASS                     NAME OF EACH EXCHANGE ON WHICH EACH CLASS IS TO BE
                   TO BE SO REGISTERED                                         REGISTERED

Common Shares of Beneficial Interest, $.01 par value per               American Stock Exchange LLC
                         share,
                           of
    First Trust Consumer Discretionary AlphaDEX(TM) Fund

Common Shares of Beneficial Interest, $.01 par value per               American Stock Exchange LLC
                         share,
                           of
       First Trust Consumer Staples AlphaDEX(TM) Fund

Common Shares of Beneficial Interest, $.01 par value per               American Stock Exchange LLC
                         share,
                           of
            First Trust Energy AlphaDEX(TM) Fund

Common Shares of Beneficial Interest, $.01 par value per               American Stock Exchange LLC
                         share,
                           of
          First Trust Financial AlphaDEX(TM) Fund

Common Shares of Beneficial Interest, $.01 par value per               American Stock Exchange LLC
                         share,
                           of
         First Trust Health Care AlphaDEX(TM) Fund

Common Shares of Beneficial Interest, $.01 par value per               American Stock Exchange LLC
                         share,
                           of
         First Trust Industrials AlphaDEX(TM) Fund

Common Shares of Beneficial Interest, $.01 par value per               American Stock Exchange LLC
                         share,
                           of
          First Trust Materials AlphaDEX(TM) Fund

Common Shares of Beneficial Interest, $.01 par value per               American Stock Exchange LLC
                         share,
                           of
          First Trust Technology AlphaDEX(TM) Fund

Common Shares of Beneficial Interest, $.01 par value per               American Stock Exchange LLC
                         share,
                           of
          First Trust Utilities AlphaDEX(TM) Fund

Common Shares of Beneficial Interest, $.01 par value per               American Stock Exchange LLC
                         share,
                           of
        First Trust Large Cap Core AlphaDEX(TM) Fund

Common Shares of Beneficial Interest, $.01 par value per               American Stock Exchange LLC
                         share,
                           of
         First Trust Mid Cap Core AlphaDEX(TM) Fund

Common Shares of Beneficial Interest, $.01 par value per               American Stock Exchange LLC
                         share,
                           of
        First Trust Small Cap Core AlphaDEX(TM) Fund

Common Shares of Beneficial Interest, $.01 par value per               American Stock Exchange LLC
                         share,
                           of
First Trust Large Cap Value Opportunities AlphaDEX(TM) Fund






Common Shares of Beneficial Interest, $.01 par value                 American Stock Exchange LLC
                     per share,
                         of
First Trust Large Cap Growth Opportunities AlphaDEX(TM)
                        Fund

Common Shares of Beneficial Interest, $.01 par value                 American Stock Exchange LLC
                     per share,
                         of
     First Trust Multi Cap Value AlphaDEX(TM) Fund

Common Shares of Beneficial Interest, $.01 par value                 American Stock Exchange LLC
                     per share,
                         of
     First Trust Multi Cap Growth AlphaDEX(TM) Fund


Securities to be registered pursuant to Section 12(g) of the Act:

                                   NONE
                 ---------------------------------------
                             (Title of Class)

              INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

         The securities to be registered hereunder are common shares of beneficial interest, $.01 par value per share (the "Shares"), of each of the First Trust Consumer Discretionary AlphaDEX(TM) Fund, First Trust Consumer Staples AlphaDEX(TM) Fund, First Trust Energy AlphaDEX(TM) Fund, First Trust Financial AlphaDEX(TM) Fund, First Trust Health Care AlphaDEX(TM) Fund, First Trust Industrials AlphaDEX(TM) Fund, First Trust Materials AlphaDEX(TM) Fund, First Trust Technology AlphaDEX(TM) Fund, First Trust Utilities AlphaDEX(TM) Fund, First Trust Large Cap Core AlphaDEX(TM) Fund, First Trust Mid Cap Core AlphaDEX(TM) Fund, First Trust Small Cap Core AlphaDEX(TM) Fund, First Trust Large Cap Value Opportunities AlphaDEX(TM) Fund, First Trust Large Cap Growth Opportunities AlphaDEX(TM) Fund, First Trust Multi Cap Value AlphaDEX(TM) Fund and First Trust Multi Cap Growth AlphaDEX(TM) Fund, each a series of the First Trust Exchange-Traded AlphaDEXTM Fund (the "Registrant"). An application for listing of the Shares has been filed with the American Stock Exchange LLC. A description of the Shares is contained in the Preliminary Prospectuses, which were a part of the Registration Statements on Form N-1A (Registration Nos. 333-140895, 811-222019), filed with the Securities and Exchange Commission on February 6, 2007 and March 14, 2007. Such descriptions are incorporated by reference herein.

ITEM 2.  EXHIBITS

         Pursuant to the "Instruction as to Exhibits" of Form 8-A, no exhibits are filed herewith or incorporated by reference.

                                SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                  FIRST TRUST EXCHANGE-TRADED ALPHADEXTM FUND



                                  By: /s/ W. Scott Jardine
                                      ------------------------------------------
                                      W. Scott Jardine, Secretary


April 20, 2007